Stonefield Josephson, Inc.
                          Certified Public Accountants
                                Business Advisors

                          Independent Auditor's Consent


We consent to the use in this Registration Statement of Cove Apparel, Inc. on Amendment No. 3 to Form SB-2 of our report dated November 19, 2002, appearing in the Prospectus, which is part of this amended Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.





/s/ Stonefield Josephson, Inc.
---------------------------------------------
Certified Public Accountants

Santa Monica, California
April 22, 2003